Exhibit 3.1

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       OF
                            SERIES A PREFERRED STOCK
                                 $.001 PAR VALUE
                                       OF
                      NEWTOWN LANE MARKETING, INCORPORATED

                              --------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                              --------------------

               NEWTOWN LANE MARKETING, INCORPORATED, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

               That pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board, by a Unanimous Written Consent dated August 7, 2007, adopted the following resolution authorizing the creation and issuance of a series of 500 shares of Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock" or the "Series"), which resolution is as follows:


               RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board hereby creates a series of 500 shares of Series A Convertible Preferred Stock, $.001 par value per share, of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special limitations or restrictions thereon (in addition to the designations, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock of all series) as follows:

                1. DESIGNATION. The shares of the Series shall be designated "Series A Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), and the number of shares constituting the Series shall be 500, $.001 par value per share. The number of authorized shares of the Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Designations pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                2. DIVIDENDS. Holders of the Series A Preferred Stock (the "Holders") shall not be entitled to dividends.

                3.      LIQUIDATION.

                        a.      PREFERENCE OF SERIES A PREFERRED STOCK.

                                (1)     Upon any  liquidation,  dissolution,  or
winding up of the Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the Holders shall be entitled to be paid an amount equal to $0.10 (ten cents) per share of Series A Preferred Stock held, before any distribution or payment is made upon any shares of Common Stock and any other series of stock junior to the Series A Preferred Stock but subject to the prior preferences of any series or class of stock of the Corporation senior to the Series A Preferred Stock. The Series A Preferred Stock shall be senior in all respects to other Series of Preferred Stock previously issued by the Corporation or which the Corporation may issue in the future.

                                (2)     If upon any liquidation,  dissolution or
winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders shall be insufficient to permit payment in full to the Holders of such Series A Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation's debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among the Holders.

                4. VOTING RIGHTS. The holder of each share of Series A Preferred Stock, shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                5. CONVERSION RIGHTS. The Series A Preferred Stock shall be convertible into Common Stock immediately as follows:

                        a. OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this paragraph 5, a Holder shall have the right at such Holder's option at any time or from time to time, to convert any of such shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at the Conversion Rate (as hereinafter defined), PROVIDED, HOWEVER, that the Conversion Rights set forth in this Section 5 shall be available only to the extent that there are sufficient authorized and unissued shares of Common Sock of the Corporation available for issuance and the

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


number of shares of Common Stock issuable upon conversion shall not exceed the number of authorized and unissued shares of Common Sock of the Corporation on the Conversion Date.

                        b. CONVERSION RATE. Each share of Preferred Stock is convertible into 74,075.5 shares of Common Stock.

                        c. MECHANICS OF CONVERSION. The Holder may exercise the conversion right specified in subparagraph 5(a) by giving written notice to the Corporation, that the Holder elects to convert a stated number of shares of Series A Preferred Stock into a stated number of shares of Common Stock in accordance with the Conversion Rate, accompanied with a certified check in the amount of the Conversion Price for the stated number of converted shares, and by surrendering the certificate or certificates representing the Series A Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or at such other office as the Corporation may designate by written notice, postage prepaid, to all Holders) at any time during its usual business hours on or before the Conversion Date (as defined below), together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates for Common Stock shall be issued.

                                (1)     CONVERSION DEEMED EFFECTIVE.  Conversion
shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares are made and such date is referred to as the "Conversion Date"; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Corporation are closed, shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

                                (2)     ISSUANCE  OF  COMMON  STOCK;  EFFECT  OF
CONVERSION. Promptly after receipt from a Holder of the written notice referred to in paragraph (c) of this Section 5 and surrender of the certificate or certificates representing the share or shares of Series A Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to said holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares, PROVIDED that there are sufficient authorized and unissued shares of Common Sock of the Corporation available for issuance.

                        d. CONVERSION RATE ADJUSTMENTS. The Conversion Rate shall be subject to adjustment from time to time as follows:

                                (1)     CONSOLIDATION,  MERGER,  SALE,  LEASE OR
CONVEYANCE. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series

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


A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

                                (2)     STOCK      DIVIDENDS,      SUBDIVISIONS,
RECLASSIFICATION OR COMBINATIONS. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Rate shall be made whenever any event specified above shall occur.

                        e. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall round the fraction to the nearest whole number of shares such that the Corporation will round up if the fraction is one-half or more, and round down if the fraction is less than one-half.

                        f.      TREASURY   STOCK.   For  the  purposes  of  this
paragraph 5, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

                        g. COSTS. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided further that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

                        h. VALID ISSUANCE. All shares of Common Stock which may be issued upon conversion of shares of Series A Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable and free from

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


all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result

                6. COVENANTS. In addition to any other rights provided by law, so long as any Series A Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series A Preferred Stock, will not:

                        a. amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock, or increase the number of shares of Series A Preferred Stock authorized hereby;

                        b. authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends or assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of the Preferred Stock;

                        c. reclassify any class or series of any stock junior in liquidation rights to the Series A Preferred Stock ("Junior Stock") into stock in parity with the Series A Preferred Stock with respect to liquidation rights ("Parity Stock") or stock senior to the Series A Preferred Stock with respect to liquidation rights ("Senior Stock") or reclassify any series of Parity Stock into Senior Stock;

                        d. declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation.

                7. NO PREEMPTIVE RIGHTS. No holders of Series A Preferred Stock, nor of the security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire Series A Preferred Stock, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

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


                8.      EXCLUSION OF OTHER  RIGHTS.  Except as may  otherwise be
required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The Shares of Series A Preferred Stock shall have no preemptive or subscription rights.

                9. HEADINGS OF SUBDIVISIONS. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                10. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                11. STATUS OF REACQUIRED SHARES. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.


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


                IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its Chief Executive Officer and attested to this 7th day of August, 2007.



                                        NEWTOWN LANE MARKETING, INCORPORATED



                                        By:   /s/ RICHARD M. COHEN
                                              --------------------------------
                                               Richard M. Cohen,
                                               Chief Executive Officer



ATTESTED:

/s/ BRADLEY C. BURDE
-----------------------------------
Bradley C. Burde, Secretary


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